Exhibit 1.5

The terms, conditions and definitions used in the Offers to Purchase and the Circular of Hydrogenics Corporation dated September 21, 2009 (and any amendments thereto) are incorporated by reference in this Letter of Acceptance and Transmittal.  The Instructions accompanying this Letter of Acceptance and Transmittal should be read carefully before this Letter of Acceptance and Transmittal is completed.

This Letter of Acceptance and Transmittal is for use by CDS in accepting, on behalf of Depositing Debentureholders,  the Offer by Hydrogenics Corporation to purchase all of the outstanding 6.65% convertible unsecured subordinated debentures of Algonquin Power Income Fund maturing on July 31, 2011 referred to below.

LETTER OF ACCEPTANCE AND TRANSMITTAL

FOR USE BY CDS TO DEPOSIT

6.65% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES OF

ALGONQUIN POWER INCOME FUND

in respect of the Offer dated September 21, 2009 by

HYDROGENICS CORPORATION

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 AM (LOCAL TIME AT THE PLACE OF DEPOSIT) ON OCTOBER 27, 2009 UNLESS THE OFFER IS EXTENDED, VARIED OR WITHDRAWN (the “Expiry Time”).

The 6.65% convertible unsecured subordinated debentures of Algonquin Power Income Fund (“APIF”) maturing on July 31, 2011 (the “Series 1 Debentures”) are currently registered in the name of CDS & Co. as nominee for CDS Clearing and Depositary Services Inc. (“CDS” or the “undersigned”) as custodian for its participants. Beneficial interests in the Series 1 Debentures, constituting ownership of the Series 1 Debentures, are represented through book-entry accounts of institutions acting on behalf of beneficial owners, as direct and indirect participants of CDS rather than by definitive certificates. CDS will be issuing instructions to its participants as to the method of tendering such Series 1 Debentures under the terms of the offer dated September 21, 2009 (the “Offer”) made by Hydrogenics Corporation (the “Offeror”) to holders of Series 1 Debentures.

The Series 1 Debentures are currently registered in the name of CDS. A tender of such Series 1 Debentures can be made only by CDS. This Letter of Acceptance and Transmittal (“Letter of Transmittal”) cannot be used by a Debentureholder whose Series 1 Debentures are held by CDS to tender such Series 1 Debentures.  A Debentureholder who wishes to tender Series 1 Debentures under the Offer and whose position is held through an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to tender such Series 1 Debentures under the Offer.  Notwithstanding the foregoing, Debentureholders, through their CDS Participants, must provide instructions to CDS by 7:00 p.m. (Toronto time) on October 26, 2009 to tender their Debentures, as CDS’s on-line tendering system will not accept tenders of Debentures after such time.

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal.  Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Offers to Purchase and related circular dated September 21, 2009 (the “Circular”) have the respective meanings set out in the Offers to Purchase and the Circular.

TO:	HYDROGENICS CORPORATION
AND TO:	CIBC MELLON TRUST COMPANY, at its offices set out herein.

CDS delivers to you, on behalf of Depositing Debentureholders, the number of Series 1 Debentures described below (the “Deposited Debentures”) and, subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Deposited Debentures upon the terms and conditions contained in the Offer and this Letter of Transmittal.

Description of Deposited Debentures

Box 1 – APIF Series 1 Debentures in exchange for

New Series 1A Debentures

Name in which Registered	Debenture Certificate Number	Principal Amount of Debentures Deposited
CDS & Co.

Description of Deposited Debentures

Box 2 – APIF Series 1 Debentures in exchange for

Offeror Shares

Name in which Registered	Debenture Certificate Number	Principal Amount of Debentures Deposited
CDS & Co.

The undersigned acknowledges receipt of the Offers to Purchase and the Circular and acknowledges entering into a binding agreement between the undersigned, on behalf of the Depositing Debentureholders, and the Offeror in accordance with the terms of the Offer and this Letter of Transmittal.  The undersigned represents and warrants that (a) the undersigned has good and sufficient authority to deposit, sell, assign and transfer the Deposited Debentures; (b) the Deposited Debentures have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or otherwise transfer any of the Deposited Debentures, to any other person; (c) when the Deposited Debentures are taken up and paid for by the Offeror, the Offeror will acquire good title to the Deposited Debentures free from all liens, restrictions, charges, encumbrances, claims, adverse interests and equities and together with all rights and benefits arising therefrom; and (d) the deposit of such Deposited Debentures complies with applicable laws.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer, the Circular and in this Letter of Transmittal, subject only to the provisions of the Offer regarding withdrawal rights, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Debentures and assigns to the Offeror all of the right, title and interest of the undersigned in and to the Deposited Debentures and in and to any and all rights of the undersigned to receive any and all distributions, payments, including, without limitation, any interest or other payments made pursuant to and in accordance with the terms and provisions of the APIF Debenture Indenture, securities, rights, warrants, assets, returns of capital or other interests or interest payments declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Debentures or any of them on or after Effective Date.

The undersigned irrevocably constitutes and appoints each officer of the Depositary and each director and officer of the Offeror and any other person designated by the Offeror in writing, as the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Debentures taken up and paid for under the Offer by the Offeror, with full power of substitution and resubstitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned: (a) register or record the transfer or cancellation of such Deposited Debentures on the appropriate registers maintained by or on behalf of APIF; (b) vote, execute and deliver as and when requested by the Offeror, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Offeror in respect of any such Deposited Debentures, revoke any such instrument, authorization and consent, or designate in any such instrument, authorization or consent, any person or persons as the proxyholder or the proxy nominee or nominees of the holder in respect of such Deposited Debentures for all purposes including, without limitation, in connection with any meeting (whether annual, special, extraordinary or otherwise or any adjournment or postponement thereof) of holders of relevant securities of APIF; (c) execute and negotiate any cheques or other instruments representing any distributions payable to or to the order of, or endorsed in favour of, a holder of such Deposited Debentures; (d) exercise any rights of the holder with respect to such Deposited Debentures and distributions; and (e) execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey the Deposited Debentures and distributions to the Offeror.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by it at any time with respect to the Deposited Debentures and agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Debentures by or on behalf of the holder, unless the relevant Deposited Debentures are not taken up and paid for under the Offer.

The undersigned agrees not to vote any of the Deposited Debentures taken up and paid for under the Offer at any meeting (whether annual, special, extraordinary or otherwise or any adjournment or postponement thereof) of Debentureholders, and not to exercise any of the other rights or privileges attaching to any of such Deposited Debentures or otherwise act with respect thereto.

The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxyholder of the holder in respect of such Deposited Debentures and covenants and agrees to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Deposited Debentures to the Offeror and acknowledges that each authority conferred or agreed to be conferred by the holder may be exercised during any subsequent legal incapacity of the holder and shall, to the extent permitted by law, survive the incapacity, bankruptcy or insolvency of the holder and all obligations of the holder shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Offeror and the Depositary, upon the Offeror taking up the Deposited Debentures, to hold the New Series 1A Debentures or Offeror Shares, as the case may be, issued as consideration for such Deposited Debentures for pick-up, in accordance with the instructions given below.  Should any Deposited Debentures not be purchased, any deposited documents, including, if applicable, certificate(s) representing Deposited Debentures shall be returned in accordance with the instructions in the preceding sentence.  The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Deposited Debentures from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Debentures.

Fractional Offeror Shares will not be issued in connection with the Offer. The undersigned understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or by the Depositary to persons depositing the Series 1 Debentures on the purchase price of the Deposited Debentures purchased by the Offeror, regardless of any delay in making such payment.

The undersigned acknowledges and agrees that (a) all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Series 1 Debentures will be determined by the Offeror, in its sole discretion, which determination will be final and binding; (b) the Offeror reserves the absolute right to reject any and all deposits of Series 1 Debentures determined by it not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction; (c) the Offeror also reserves the absolute right to waive (i) any of the conditions of the Offer, or (ii) any defect or irregularity in any tender of Series 1 Debentures; (d) no tender of Series 1 Debentures will be deemed to be properly made until all defects and irregularities have been cured or waived; (e) none of the Offeror, the Depositary or any other person will be under any duty to give notice of any defect or irregularity in any deposit or notice of withdrawal or incur any liability for failure to give any such notice; (f) the Offeror’s interpretation of the terms and conditions of the Offer (including the Offers to Purchase, the Circular and this Letter of Transmittal) will be final and binding; and (g) the Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer herein.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language.  En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SIGNATURE

Dated:

CDS & CO.

Signature of Authorized Representative
see Instruction 3

Name of Authorized Representative, if applicable
(please print or type)

Telephone (Work) of the Authorized Representative

INSTRUCTIONS

1.                                      Use of Letter of Acceptance and Transmittal

(a)                                  A properly completed and duly executed copy of this Letter of Transmittal (or a manually signed facsimile copy thereof), and all other documents required by the terms of the Offer and this Letter of Transmittal, together with accompanying certificates representing the Deposited Debentures, or book entry transfer from CDSX system representing the Deposited Debentures, must be received by the Depositary at any of the offices specified below before 12:01 a.m. (local time at the place of deposit) on October 27, 2009, unless the Offer is extended, withdrawn or varied.

(b)                                 The method used to deliver this Letter of Transmittal, any accompanying certificates representing Deposited Debentures and all other documents required by the terms of the Offer and this Letter of Transmittal, is at the option and risk of the person delivering the same, and delivery will be deemed effective only when such documents are actually received by the Depositary. The Offeror recommends that the necessary documentation be hand delivered to the Depositary at any of the offices specified below, and a receipt obtained; otherwise, the use of registered mail with return receipt requested, properly insured, is recommended.

2.                                      Signatures

This Letter of Transmittal must be filled in, dated and signed by CDS’ duly authorized representative (in accordance with Instruction 3 below).

3.                                      Fiduciaries, Representatives and Authorizations

This Letter of Transmittal must be accompanied by satisfactory evidence of the authority of the person signing on behalf of CDS to act.  Either the Offeror or the Depositary, at their discretion, may require additional evidence of appointment or authority or additional documentation.

4.                                      Miscellaneous

(a)                                  No alternative, conditional or contingent deposits will be accepted.

(b)                                 The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.  Each party to an agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

(c)                                  Deposits of Series 1 Debentures will not be accepted from or on behalf of Debentureholders in any jurisdiction in which the making or acceptance of this Offer would not be in compliance with the applicable laws of such jurisdiction.

(d)                                 Additional copies of the Offer, the Circular and this Letter of Transmittal may be obtained without charge from the Depositary at any of the offices at the addresses listed below or may be found on www.sedar.com.

Offices of the Depositary, CIBC Mellon Trust Company

By First Class Mail

P.O. Box 1036

Adelaide Street Postal Station

Toronto, ON

M5C 2K4

Attention: Corporate Restructures

By Registered Mail, by Hand or

by Courier

199 Bay Street

Commerce Court West

Toronto, ON

M5L 1G9

Securities Level

Courier Window

Attention: Corporate Restructure

Enquiries

Toll-Free: 1-800-387-0825

Local/Overseas: 1-416-643-5500

Email: inquiries@cibcmellon.com